Exhibit 4(iv)

Form of Contract Endorsement

Transamerica Advisors Life Insurance Company

A Stock Company

Administrative and Home Office: 4333 Edgewood Road N.E., Cedar Rapids, IA 52499

Main Telephone Number: (319) 355-8511

Web Address: www.transamerica.com

(Hereinafter called “the Company,” “we,” “us,” or “our”)

CERTIFICATE FEE ENDORSEMENT TO

GROUP CONTINGENT DEFERRED ANNUITY CERTIFICATE

This Endorsement is part of the Group Contract and any Certificate issued thereunder to which it is attached. This Endorsement terminates when the Group Contract/Certificate terminates.

Effective December 1, 2018, we will no longer charge a Certificate Fee for the benefits provided under the Group Contract/Certificate.

In all other respects, the provisions and conditions of the Group Contract/Certificate remain the same. In the event of any conflict between the provisions of this Endorsement and the provisions of the Group Contract/Certificate, the provisions of this Endorsement shall prevail.

Signed for the Company at our Home Office by:

Blake Bostwick President	Jay Orlandi Secretary

CDAG-FEND-0418